Exhibit 99.2

INNOVATE Corp. Completes Name Change from HC2 Holdings, Inc.

NEW YORK, September 20, 2021 – INNOVATE Corp. (NYSE: VATE) (“INNOVATE” or the “Company”) today announced its successful name change from HC2 Holdings, Inc., which became effective today. The Company’s common stock will continue to be publicly traded on the New York Stock Exchange, with trading to begin under its new ticker symbol, “VATE”, at market open on September 20, 2021.

The completion of the name change reflects the Company’s focus on innovative growth businesses, including its best-in-class Infrastructure, Life Sciences and Spectrum segments. In connection with the rebranding, the Company has relocated its corporate website to www.INNOVATECorp.com where investors and other stakeholders may find additional information.

“Our name change to INNOVATE Corp. marks the beginning of our next chapter as a platform of best-in-class assets in three key areas of the new economy: Infrastructure, Life Sciences and Spectrum,” said Avie Glazer, Chairman of INNOVATE. “We look forward to capitalizing on our unique position to drive meaningful value for all stakeholders.”
As previously announced, INNOVATE’s common stock will bear a new CUSIP number (45784J 105) and a new ISIN (US45784J1051).

No action is required by stockholders with respect to the name change.

About INNOVATE

INNOVATE Corp., formerly HC2 Holdings, Inc., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs over 4,300 people across its subsidiaries. For more information, please visit www.INNOVATECorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions, all of which involve risks, assumptions and uncertainties, many of which are outside of the Company’s control, and are subject to change. All forward-looking statements speak only as of the date made, and unless legally required, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those expressed or implied in any forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Contacts

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Investor Contact:
Solebury Trout
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691